EXHIBIT 10.6.2



                                   ANNTAYLOR


                            PERSONAL AND CONFIDENTIAL
                            -------------------------


Dated as of
January 15, 2001



Ms. Patricia DeRosa
11 Rockridge Avenue
Greenwich, CT  06831


Dear Patti:

Reference is made to the Employment Agreement between you and AnnTaylor Stores Corporation (the "Company") dated November 25, 1996, as amended by Amendment #1 thereto dated February 16, 2000 (as so amended, the "Employment Agreement"). Capitalized terms not defined in this letter agreement shall have the meanings ascribed thereto in the Employment Agreement.

In connection with your separation from the Company, and in addition to the severance compensation to which you are entitled under Section 6 of the Employment Agreement, this will confirm the agreement between you and the Company regarding your separation of employment:

1. We agree that your date of separation from employment with the Company and its subsidiaries is January 15, 2001 (the "Separation Date") and, effective as of the Separation Date, you hereby resign from your positions as an officer and director of the Company, AnnTaylor, Inc., and all other direct and indirect subsidiaries of the Company.

2. In consideration of the release set forth in paragraph 4 of this letter agreement, and the representations and agreements set forth herein, including those set forth in paragraph 5 of this letter agreement, the Company agrees to pay to you the additional severance compensation described in paragraph 3 below.

3. Subject to this letter agreement becoming effective and to your compliance with the terms hereof, you shall receive additional severance compensation equal to:

     (a) Cash compensation in an amount equal to the incentive compensation payment you would have received under the Company's Long Term Cash Incentive Compensation Plan for the 1998-2000 Performance Cycle if you had continued to be employed by the Company (minus all applicable federal, state and local withholding taxes), payable on the later of

================================================================================
Ms. Patricia DeRosa
Dated as of January 15, 2001
Page 2


          (i) the date on which payments for such Performance Cycle are made to active employees under the Plan, and (ii) five days after the Effective Date (as defined in paragraph 8 below).

     (b) The Time Vesting Stock Options listed on Schedule A attached hereto, granted to you under the Company's 1992 Stock Option and Restricted Stock and Unit Award Plan (the "Option Plan") and the related stock option agreements between you and the Company (collectively, the "Schedule A Options"), shall remain outstanding throughout the the Severance Period (as defined in the Employment Agreement) and for the 90 days following the end of the Severance Period, and shall continue to be eligible for vesting and exercise in accordance with the terms of the Plan and the applicable option agreement, as if you had continued to be employed by the Company during such period. Any Schedule A Options remaining unvested or unexercised at the close of business on the ninetieth day following the last day of the Severance Period shall be canceled at such time.

          The  foregoing notwithstanding,  in the event that you take any action
          in   contravention   of  the   non-solicitation   or  non-compete
          provisions  of  the  Employment   Agreement  (Section  7  of  the
          Employment Agreement), or in violation of the terms of this letter agreement, all Schedule A Options shall no longer be exercisable and shall be immediately canceled.

4. In consideration of the compensation described in paragraph 3 above, and subject to the provisions of paragraph 6 below, you voluntarily, knowingly and willingly release and forever discharge the Company, its subsidiaries and affiliates, together with its and their respective officers, directors, partners, shareholders, employees, successors and assigns (collectively, the "Related Persons"), from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever which against any of them you or your heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever arising to the time you sign this agreement. This release includes, but is not limited to, any rights or claims relating in any way to your employment relationship with the Company, or the cessation thereof, or under any statute, including claims for age discrimination under the federal Age Discrimination in Employment Act, and claims under Title VII of the Civil Rights Act, The Americans With Disabilities Act, the New York Human Rights Law, and any other federal, state or local law.

5. You represent that you have not filed against the Company or any of the Company's subsidiaries, affiliates or any Related Persons, any complaints, charges or law suits arising out of your employment by the Company, or any other matter arising on or prior to the date hereof. You covenant and agree that you will not seek recovery against the Company or any of its subsidiaries, affiliates or any Related Person arising out of any of the matters set forth in this paragraph or any of the matters that are the subject of paragraph 4 hereof.

================================================================================
Ms. Patricia DeRosa
Dated as of January 15, 2001
Page 3



6. The provisions of paragraph 4 above notwithstanding, nothing in this letter agreement shall prevent you from enforcing the terms of this agreement. Further, the provisions of paragraph 4 above shall not constitute a release or waiver of any of your rights with respect to any severance compensation to which you are entitled under Section 6 of the Employment Agreement, or any of your rights to indemnification by the Company or any of its subsidiaries under, and in accordance with the terms of, the respective Certificates of Incorporation and By-Laws of the Company and such subsidiaries, or any indemnification of you by the Company or its subsidiaries required by any applicable law, nor do you waive or lose any rights that you have to compensation for vested accrued unused 2001 vacation, or any rights that you have as a former employee under the Company's stock option plan, stock purchase plan, or retirement or insurance plans, as applicable.

7. The Company advises you to consult with an attorney of your choosing prior to signing this agreement. You confirm that you have the right and have been given the opportunity to review this agreement and, specifically, the release set forth in paragraph 4 and the representations and agreements set forth in paragraph 5, with an attorney of your choice. You also understand and agree that the Company is under no obligation to offer you the severance compensation set forth in paragraph 3 and that you are under no obligation to consent to the release set forth in paragraph 4 and the representations and agreements set forth in paragraph 5, and that you have entered into this agreement freely and voluntarily.

8. You may have twenty-one days to consider the terms of this agreement. Furthermore, once you have signed this agreement, you will have seven additional days from the date you sign it to revoke your consent. To revoke this agreement you must clearly communicate your decision to do so to the Senior Vice President - Human Resources of the Company (212-541-3361) within the seven day period. This agreement will not become effective until seven days after the date you have signed it, as indicated on the last page hereof. Such seventh day is considered to be the "Effective Date" of this agreement.

9. The terms in this letter constitute the entire agreement between us and may not be altered or modified other than in a writing signed by you and the Company. This letter supersedes in its entirety the letter to you from the Company dated January 15, 2001. You represent that in executing this letter agreement you do not rely and have not relied upon any representation or statement not set forth herein made by the Company or any of its agents, representatives, attorneys or Related Persons with respect to the subject matter, basis or effect of this letter agreement, or otherwise.

================================================================================
Ms. Patricia DeRosa
Dated as of January 15, 2001
Page 4



10. This agreement will be governed by the laws of the State of New York, without reference to its choice of law rules.

If this letter correctly sets forth our understanding, please so signify by signing and dating the enclosed copy of this letter and returning it to me.


Very truly yours,

AnnTaylor Stores Corporation


By:    /s/J. Patrick Spainhour
       -----------------------
     Chairman and Chief Executive Officer

                                                   AGREED  TO  AND  ACCEPTED:
                                                   /s/ Patricia DeRosa
                                                   -------------------
                                                   PATRICIA  DEROSA
                                                   Dated:  February 12, 2001
================================================================================

Ms. Patricia DeRosa
Dated as of January 15, 2001
Page 5


--------------------------------------------------------------------------------

                                   SCHEDULE A

--------:------------:-------------:-----------:------------------------------
  A     :     B      :    C        :    D      :             E
--------:------------:-------------:-----------:-------------------------------
        :            :             :  Number   :
        :            :             :  of Out-  :
        :            :             :  standing :
        :            :             :  Options  :
        :            : Number of   :     in    :
        :            : Options     :  Column C :
        :            : Remaining   :  that are :
        :            : Outstanding :  Vested   :
Grant   :   Exercise : as of       :  as of    :Summary of Vesting Terms (see
Date    :   Price    : 1/15/01     :  1/15/01  :Option Agreement for full terms)
--------:------------:-------------:-----------:--------------------------------
4/21/98 :   $15.50   :  10,000     :   5,000   : vest 25% per anniversary of
        :            :             :           : grant date
--------:------------:-------------:-----------:--------------------------------
3/8/99  :   $44.25   :  35,000     :   8,750   : vest 25% per anniversary of
        :            :             :           : grant date
--------:------------:-------------:-----------:--------------------------------
3/10/00 :   $23.9375 :  40,000     :       0   : vest 25% per anniversary of
        :            :             :           : grant date
--------:------------:-------------:-----------:--------------------------------